Exhibit 107

Calculation of Filing Fee Tables

F-1

(Form Type)

FBS Global Limited

(Exact Name of Registrant as Specified in its Charter)

(Translation of Registrant’s Name into English)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to be Paid (Primary shares to be offered by FBS Global Limited)	Equity	Ordinary shares, par value $0.001 per share	457(o)			$12,937,500	$153.10 per $1,000,000	$1,980.73	(2)
Fees to be Paid (Secondary shares to be offered by Resale Shareholders)	Equity	Ordinary shares, par value $0.001 per share	457(o)			$9,421,685	$153.10 per $1,000,000	$1,442.46	(3)
Fees Previously Paid
Carry Forward Securities
	Total Offering Amounts					$22,359,185		$3,423.19
	Total Fees Previously Paid							0
	Total Fee Offsets							$3,301.00
	Net Fee Due							$122.19

(1)	Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminate number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Our Ordinary Shares are not traded on any national exchange and in accordance with Rule 457, the proposed maximum aggregate offering price was determined by multiplying 2,587,500 shares representing the shares to be offered plus a 15% overallotment by the arbitrary assumed price of $5.00 per share.
(3)	Calculated pursuant to Rule 457(o) under the Securities Act. For purposes of calculating the proposed maximum aggregate offering price, we have multiplied 1,884,337 shares representing the number of shares covered by the resale prospectus by an arbitrary assumed price of $5.00 per share.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	FBS Global Limited.	F-1	333- 281514(a)	8/13/2024		$3,301.00	Equity	Ordinary Shares	Ordinary Shares	$19,337,348
Fee Offset Sources	FBS Global Limited.	F-1	333- 281514		8/13/2024						$3,301.00

(a)	The Registrant’s Registration Statement on Form F-1 (Registration No. 333-281514) was initially filed on August 13, 2024 and was declared effective on September 30, 2024. There were no sales of the Registrant’s securities under such Registration Statement and the Registrant requested the Commission’s consent to the withdrawal of such Registration Statement on November 4, 2024.